Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Innovations Reports First Quarter 2011 Financial Results

Total revenues increase 14% over prior year quarter; Product & license revenues increase 63% over prior year quarter; Third consecutive quarter of positive cash flow

(ROANOKE, VA, May 10, 2011) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the first quarter ended March 31, 2011.

As compared to the same quarter last year, product and license revenue increased by 63%, from $2.1 million in the first quarter of 2010 to $3.4 million in the first quarter of 2011, while total revenue increased by 14%, from $7.9 million in the first quarter of 2010 to $9.0 million in the first quarter of 2011. Gross profit increased from $2.8 million for the first quarter of 2010 to $3.3 million for the first quarter of 2011. The company reported a net loss attributable to common stockholders of $1.1 million, or $0.08 per common share, for the first quarter of 2011, as compared to a net loss attributable to common stockholders of $1.3 million, or $0.10 per common share for the first quarter of 2010. Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, excluding non-cash stock-based compensation and warrant expense and charges related to the company’s litigation with Hansen Medical, Inc. and its Chapter 11 reorganization, from which the company emerged in January 2010, decreased to $0.3 million for the first quarter of 2011, as compared to $0.5 million for the first quarter of 2010. Cash increased to $7.5 million at March 31, 2011 compared to $7.2 million at December 31, 2010.

My Chung, chief executive officer, provided this overview of Luna’s results: “I am excited to have joined Luna at this important time of growth. The revenue growth in the first quarter demonstrates a continued increase in demand for our fiber optic equipment and our related technologies. Our focus on expense control has allowed us to translate our revenue growth into improvement in our bottom line and achieving our third consecutive quarter of positive cash flow.”

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LUNA INNOVATIONS INCORPORATED	Luna Q111 Earnings, Page 2

First Quarter Financial and Business Highlights

•	Total revenues increased by 14%, from $7.9 million in the first quarter of 2010 to $9.0 million in the first quarter of 2011.

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Product and license revenue increased by 63%, from $2.1 million in the first quarter of 2010 to $3.4 million in the first quarter of 2011. Technology development revenues decreased by 3%, to $5.6 million, for the first quarter of 2011 from $5.8 million for the first quarter of 2010.

•	Gross profit for the first quarter of 2011 increased to $3.3 million, or 37% of total revenues, from $2.8 million, or 36% of total revenues, for the corresponding period of 2010.

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Selling, general and administrative expenses increased by 9% to $3.7 million, or 41% of total revenues for the first quarter of 2011, from $3.4 million, or 43% of total revenues, for the first quarter of 2010. Expenses for the first quarter of 2011 include approximately $0.3 million in non-recurring charges related to the acceleration of expense recognized in conjunction with the company’s consulting agreement with its former chief executive officer and the costs associated with a potential proxy contest.

•	Total operating expenses increased to $4.2 million, or 47% of total revenues, for the first quarter of 2011 from $3.9 million, or 50% of total revenues for the first quarter of 2010.

•	Adjusted EBITDA, which excludes litigation and reorganization related items, decreased to $0.3 million in the first quarter 2011 from $0.5 million in the first quarter of 2010.

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Net loss attributable to common stockholders improved to $1.1 million for the first quarter of 2011 compared to a net loss attributable to common stockholders of $1.3 million for the first quarter of 2010.

•	Achieved third consecutive quarter of positive cash flow. Cash and cash equivalents totaled $7.5 million at March 31, 2011 as compared to $7.2 million at December 31, 2010.

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Luna extended its development and supply agreement with Intuitive Surgical, under which Luna is enhancing its fiber optic shape sensing technology for potential incorporation into Intuitive’s products.

•	Received orders in the first quarter of 2011 for approximately $2.9 million in test and measurement products compared to $1.2 million in the same quarter of 2010, representing a 142% increase.

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LUNA INNOVATIONS INCORPORATED	Luna Q111 Earnings, Page 3

Outlook 2011

Based on information as of May 10, 2011, the company continues to expect total revenue for 2011 to be in the range of $37.0 million to $39.0 million, consisting of product and license revenue of $14.0 million to $15.0 million and technology development revenue of $23.0 to $24.0 million. Also for 2011, the company anticipates a net loss to common stockholders in the range of $2.0 million to $2.5 million. For the second quarter of 2011, the company expects revenue of approximately $9.0 million to $10.0 million and a net loss attributable to common stockholders of approximately $0.3 million to $0.6 million.

Non-GAAP Measures

In evaluating the operating performance of its business, Luna’s management excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). These non-GAAP results provide useful information to both management and investors by excluding items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information

As previously announced, Luna Innovations will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results and business developments for the first quarter of 2011 and expectations for the remainder of 2011. The call can be accessed by dialing 866.770.7125 domestically or 617.213.8066 internationally prior to the start of the call. The participant access code is 97397780. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna Innovations website, www.lunainnovations.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna Innovations website for at least 30 days following the conference call.

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LUNA INNOVATIONS INCORPORATED	Luna Q111 Earnings, Page 4

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) is focused on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Forward-Looking Statements:

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include our expectations regarding financial results for the second quarter and full year 2011, demand for the company’s fiber optic equipment and technologies and our expanded relationship with Intuitive Surgical. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation the fact that the outlook for the second quarter of and full year 2011 could change, failure of demand for the company’s products and services to meet expectations, and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at http://www.sec.gov, and at the company’s website at http://www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

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LUNA INNOVATIONS INCORPORATED	Luna Q111 Earnings, Page 5

Luna Innovations Incorporated

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2011	2010
	(Unaudited)	(Unaudited)
Revenues:
Technology development revenues	$5,621,615	$5,811,094
Product and license revenues	3,377,009	2,074,697

Total	8,998,624	7,885,791

Cost of revenues:
Technology development costs	4,086,165	3,832,342
Product and license costs	1,572,691	1,219,241

Total	5,658,856	5,051,583

Gross profit	3,339,768	2,834,208

Operating expense:
Selling, general and administrative	3,725,829	3,421,262
Research, development, and engineering	512,378	509,899

Total	4,238,207	3,931,161

Operating loss	(898,439)	(1,096,953)

Other expense, net
Interest expense, net	114,423	84,014
Other, net	1,985	14,877

Total	116,408	98,891

Loss before income taxes	(1,014,847)	(1,195,844)

Income tax expense	10,020	—

Net loss	(1,024,867)	(1,195,844)

Preferred stock dividend	41,628	81,633

Net loss attributable to common stockholders	$(1,066,495)	$(1,277,477)

Net loss per share of common stock:	$(0.08)	$(0.10)

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LUNA INNOVATIONS INCORPORATED	Luna Q111 Earnings, Page 6

Luna Innovations Incorporated

Condensed Consolidated Balance Sheets

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$7,518,020	$7,216,580
Accounts receivable, net	7,185,991	7,669,625
Inventory	3,532,975	3,106,600
Prepaid expenses	575,841	665,210
Other current assets	45,312	45,348

Total current assets	18,858,139	18,703,363

Property and equipment, net	3,325,399	3,204,670
Intangible assets, net	636,845	664,418
Other assets	284,418	303,210

Total assets	$23,104,801	$22,875,661

Liabilities and stockholders’ equity
Current Liabilities
Line of credit	$2,500,000	$2,500,000
Current portion of long term debt obligation	1,222,578	1,195,784
Current portion of capital lease obligation	49,590	2,194
Accounts payable	1,703,111	2,008,183
Accrued liabilities	3,493,719	3,549,604
Deferred credits	2,077,099	1,392,602

Total current liabilities	11,046,097	10,648,367

Long-term debt obligation	2,296,292	2,611,609
Long-term lease obligation	221,504	—

Total liabilities	13,563,893	13,259,976

Stockholders’ equity:
Preferred stock	1,322	1,322
Common stock	13,698	13,526
Additional paid-in capital	57,673,302	56,681,756
Accumulated deficit	(48,147,414)	(47,080,919)

Total stockholders’ equity	9,540,908	9,615,685

Total liabilities and stockholders’ equity	$23,104,801	$22,875,661

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LUNA INNOVATIONS INCORPORATED	Luna Q111 Earnings, Page 7

Luna Innovations Incorporated

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2011	2010
	(Unaudited)	(Unaudited)
Cash flows provided by/(used in) operating activities

Net loss	$(1,024,867)	$(1,195,844)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation and amortization	327,413	328,959
Share-based compensation	817,711	840,101
Warrant expense	24,041	47,239
Change in assets and liabilities:
Accounts receivable	483,634	(551,599)
Inventory	(426,375)	80,168
Other current assets	89,405	570,896
Other assets	18,792	33,446
Accounts payable and accrued expenses	(384,997)	(1,923,633)
Deferred credits	684,497	328,525

Net cash provided by/(used in) operating activities	609,254	(1,441,742)

Cash flows used in investing activities
Acquisition of property and equipment	(102,221)	(11,010)
Capitalized intellectual property costs	(44,203)	(34,362)

Net cash used in investing activities	(146,424)	(45,372)

Cash flows (used in)/provided by financing activities

Payments on capital lease obligations	(5,246)	(1,367)
Payments on debt obligations	(288,523)	—
Borrowings under line of credit	—	2,500,000
Proceeds from the exercise of options and warrants
	132,379	226,759

Net cash (used in)/provided by financing activities	(161,390)	2,725,392

Net change in cash	301,440	1,238,278
Cash and cash equivalents, beginning of period	7,216,580	5,228,802

Cash and cash equivalents, end of period	$7,518,020	$6,467,080

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LUNA INNOVATIONS INCORPORATED	Luna Q111 Earnings, Page 8

Luna Innovations Incorporated

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

	Three Months Ended March 31,
	2011	2010
	(Unaudited)	(Unaudited)
Reconciliation of net loss to EBITDA and adjusted
EBITDA

Net loss	$(1,024,867)	$(1,195,844)

Interest expense	114,423	84,014
Taxes	10,020	—
Depreciation and amortization	327,413	328,959

EBITDA	(573,011)	(782,871)

Share-based compensation and warrant expense	841,752	887,340

Fees associated with Hansen litigation and Chapter 11 reorganization	—	382,887

Adjusted EBITDA	$268,741	$487,356

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Investor Contact:

Dale Messick, CFO

Luna Innovations Incorporated

Phone:1.540.769.8400

Email: IR@lunainnovations.com